Exhibit 99.2

Summary Financial Information of Quality Distribution, Inc.

The following table sets forth summary historical financial information, and other historical financial data of Quality Distribution, Inc. (“QDI”). The consolidated financial position and results of operations of QDI are substantially the same as the Company’s. The historical statement of operations data for the fiscal years ended December 31, 2004, 2005 and 2006 and the historical balance sheet data as of December 31, 2005 and 2006 are derived from and should be read in conjunction with, the audited financial statements and related notes appearing in QDI’s Form 10-K filed March 14, 2007 and the unaudited financial statements and related notes appearing in QDI’s Forms 10-Q filed May 9, 2007, August 9, 2007 and November 8, 2007. The historical statement of operations data and other data for the nine months ended September 30, 2006 and September 30, 2007 are derived from QDI’s unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for the period. The statements of operations data for the twelve months ended September 30, 2007 was calculated by summing the audited financial information for the year ended December 31, 2006 and the unaudited financial information for the nine months ended September 30, 2007, and deducting from the subtotal the unaudited financial information for the nine months ended September 30, 2006. The results of operations for the interim period are not necessarily indicative of the operating results for the entire year or any future period.

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30, 2007
	2004	2005	2006	2006	2007
	(in thousands)
STATEMENT OF OPERATIONS DATA:
Operating revenues	$622,015	$678,076	$730,159	$559,056	$564,986	$736,089
Operating expenses:
Purchased transportation	420,565	471,238	493,686	380,363	358,027	471,350
Depreciation and amortization	22,493	16,714	15,710	11,661	12,562	16,611
Other operating expenses	163,893	150,299	172,313	128,525	166,477	210,265

Operating income	15,064	39,825	48,450	38,507	27,920	37,863
Interest expense, net	(22,343)	(26,712)	(29,388)	(21,798)	(22,830)	(30,420)
Write-off of debt issuance costs	—	(1,110)	—	—	—	—
Other (expense) income	(857)	222	(888)	262	638	(512)

Income (loss) before taxes	(8,136)	12,225	18,174	16,971	5,728	6,931
Provision for (benefit from) income taxes	2,421	352	(36,033)	(31,070)	2,229	(2,734)

Net income (loss)	(10,557)	11,873	54,207	48,041	3,499	9,665
Preferred stock dividends and accretions	(145)	—	—	—	—	—

Net income (loss) attributable to common stockholders	$(10,702)	$11,873	$54,207	$48,041	$3,499	$9,665

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30, 2007
	2004	2005	2006	2006	2007
	(dollars in thousands)
OTHER DATA:
Cash paid for interest	$19,293	$24,645	$27,034	$17,139	$19,055	$28,835
Net cash provided by operating activities	15,467	8,060	27,126	16,017	11,340	22,449
Net cash used in investing activities	(7,603)	(15,084)	(9,481)	(10,732)	(5,261)	(4,010)
Net cash (used in) provided by financing activities	(6,070)	5,858	(12,474)	(2,998)	(2,998)	(11,556)
Consolidated EBITDA (as defined)(1)	51,697	57,276	63,022	51,673	44,011	55,360
Combined Consolidated EBITDA, as adjusted (as defined)(2)						66,480
Pro forma cash interest expense						31,981
Ratio of Combined Consolidated EBITDA, as adjusted (as defined) to pro forma cash interest expense						2.08x
Number of terminals at end of period(3)	161	165	165	165	162
Number of tractors operated at end of period(4)	3,550	3,539	3,829	3,690	3,775
Number of trailers operated at end of period(5)	6,723	7,461	7,769	7,709	7,518

As of September 30,
2007
(in thousands)
BALANCE SHEET DATA:
Working capital(6)	$68,595
Total assets	426,987
Total indebtedness, including current maturities	278,449

(1)

Consolidated EBITDA (as defined) for QDI represents net income (loss) before interest expense, provision (benefit) for taxes, depreciation and amortization, write-offs, expenses and settlement costs related to the class action settlement with respect to our subsidiary, Power Purchasers, Inc. (“PPI”), legacy environmental reserves, insurance recoveries, employee related non-cash compensation, costs for severance and relocation related to putting our new management team in place in late 2004 and early 2005, the write-off of deferred financing charges and costs related to a secondary offering, gains on the sale of real estate, non-cash charges related to the impairment of property and equipment and corporate office relocation costs. Consolidated EBITDA (as defined) is presented herein because it is an important component of the covenant test that is used in the indenture governing the notes. QDI presents Consolidated EBITDA (as defined) because it (when combined with the Consolidated EBITDA (as defined) for Boasso, and as adjusted to include certain adjustments relating to operation of the combined companies after the Boasso acquisition) will be used in the indenture for the Additional Notes to determine whether the Company may incur additional indebtedness. Consolidated EBITDA (as defined) is not a measure of financial performance or liquidity under United States generally accepted accounting principles (“GAAP”). Accordingly, while Consolidated EBITDA (as defined) is an important component of the indenture relating to the Company’s Original Notes and the Additional Notes, Consolidated EBITDA (as defined) should not be considered in isolation or as a substitute for consolidated statement of income and cash flow data prepared in accordance with GAAP as an indication of QDI’s operating performance or liquidity.

The following table presents the calculation of Consolidated EBITDA (as defined) (in thousands) for QDI:

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
CONSOLIDATED EBITDA (AS DEFINED)	2004	2005	2006	2006	2007	2007
Net income (loss)	$(10,557)	$11,873	$54,207	$48,041	$3,499	$9,665
Interest expense, net	22,343	26,712	29,388	21,798	22,830	30,420
Provision (benefit) for income taxes	2,421	352	(36,033)	(31,070)	2,229	(2,734)
Depreciation and amortization	22,493	16,714	15,710	11,661	12,562	16,611
EBITDA	36,700	55,651	63,272	50,430	41,120	53,962

PPI related write-off, expenses and settlement costs	6,202	(51)	(1,658)	(1,658)	—	—
Insurance recoveries	(683)	(2,867)	(708)	—	—	(708)
Legacy environmental reserve adjustments	4,857	650	2,180	645	1,405	2,940
Employee non-cash compensation	609	1,077	3,005	2,256	1,227	1,976
Severance and relocation expenses related to new management team	1,089	1,631	—	—	—	—
Impairment on property and equipment	2,923	75	270	—	—	270
Deferred financing cost write-off	—	1,110	—	—	—	—
Secondary offering expenses write-off	—	—	985	—	—	985
Gain on sale of real estate	—	—	(4,324)	—	—	(4,324)
Corporate office relocation costs	—	—	—	—	259	259

Consolidated EBITDA (as defined)	$51,697	$57,276	$63,022	$51,673	$44,011	$55,360

(2)	Combined Consolidated EBITDA (as defined) represents the summation of QDI’s Consolidated EBITDA (as defined) for the twelve month period ended September 30, 2007 and Boasso’s Consolidated EBITDA (as defined) for the fiscal year ended March 31, 2007. Information for Boasso for the twelve month period ended September 30, 2007 that complies with GAAP is not available. Based on the internal management reports available to QDI, QDI does not believe that the Boasso Consolidated EBITDA (as defined) for the twelve month period ended September 30, 2007 will be materially worse than for its fiscal year ended March 31, 2007, but there can be no assurances that this will be the case once QDI receives GAAP compliant information.

The following table presents the calculation of Consolidated EBITDA (as defined) (in thousands) for Boasso:

	Year Ended March 31,
BOASSO CONSOLIDATED EBITDA (AS DEFINED)(a)	2005	2006	2007
Net income	$1,181	$1,776	$3,419
Interest expense, net	127	141	142
Provision for income taxes	657	308	2,035
Depreciation and amortization	1,008	1,050	1,181
Expenses related to principal shareholder	2,237	2,092	1,225
Insurance loss and damage claims	—	—	1,100

Consolidated EBITDA (as defined)	$5,210	$5,367	$9,102

(a)	Consolidated EBITDA (as defined) for Boasso represents net income before interest expense, provision for taxes, depreciation and amortization, expenses primarily related to the principal shareholder of Boasso, who will no longer be actively involved after the Boasso acquisition, and for the fiscal year ended March 31, 2007 expenses related to two accidents which occurred in 2000, that are not expected to be covered by insurance, as the insurance carrier is in receivership. For a discussion of the uses and limitations of Consolidated EBITDA (as defined) see footnote (1) above.

Combined Consolidated EBITDA, as adjusted (as defined) is not calculated in accordance with GAAP and is not a pro forma measure prepared in compliance with Article 11 of the SEC’s Regulation S-X. QDI has not prepared pro forma financial information giving effect to the transaction in compliance with Article 11, although QDI will be required to do so within 75 days after closing the Boasso acquisition to comply with SEC requirements. While QDI does not expect that the pro forma adjustments will be material (other than an increase in depreciation and amortization expense to reflect purchase accounting adjustments and an increase in interest expense to reflect the notes offering and the use of borrowings under the ABL Facility to finance the acquisition) compared to the Combined Consolidated EBITDA, as adjusted (as defined) information of QDI and Boasso presented herein, actual adjustments could be material.

The following table presents the calculation of Combined Consolidated EBITDA, as adjusted (as defined) (in thousands).

2007 (b)
QDI Consolidated EBITDA (as defined)	$55,360

Boasso Consolidated EBITDA (as defined)	9,102

Adjustments(c)	2,018

Combined Consolidated EBITDA, as adjusted (as defined)	$66,480

(b)	QDI Consolidated EBITDA (as defined) represents the twelve months ended September 30, 2007 and Boasso Consolidated EBITDA (as defined) represents the fiscal year ended March 31, 2007.

(c)	Includes adjustments based on management estimates related to (i) the reduction in insurance expense (in a net amount of $1.4 million) that would have resulted had Boasso been part of the QDI insurance plan compared to the amount of deductibles and premiums paid by Boasso under its plan during its fiscal year ended March 31, 2007 (based on a third party analysis of QDI’s insurance expenses during the twelve months ended September 30, 2007), and (ii) the elimination of certain professional fees (in a net amount of $0.6 million) paid by Boasso during its fiscal year ended March 31, 2007 after the consummation of the Boasso acquisition. Actual insurance costs in future periods will depend upon changes in levels of premiums, deductibles and claims, and may be different than assumed. The actual timing and amount of reduction in expenses may be different than assumed and no assurance can be given as to actual results. In addition to these adjustments, management has identified other potential synergies that are not reflected above, including savings from terminal consolidations, overhead reduction and other synergies that are expected to result from the Boasso acquisition.

(3)	Excludes transload facilities but includes tank wash facilities.
(4)	Excludes tractors held as inventory.
(5)	Excludes trailers held-for-sale.
(6)	Working capital consists of current assets minus current liabilities.

Summary Financial Information of Boasso America Corporation

The following table sets forth summary statement of operations data of Boasso.

	Year Ended March 31,
	2005	2006	2007
	(in thousands)
STATEMENT OF OPERATIONS DATA:
Operating revenues	$54,440	$60,571	$70,378
Operating expenses:
Direct cost of revenues	35,451	40,365	47,080
General and administrative expenses	16,016	16,443	16,521
Depreciation and amortization	1,008	1,050	1,181

Operating income	1,965	2,713	5,596
Interest expense, net	(127)	(141)	(142)

Income before taxes	1,838	2,572	5,454
Provision for income taxes	657	308	2,035

Net income before extraordinary loss	1,181	2,264	3,419
Extraordinary loss, net of tax	—	488	—

Net income after extraordinary item	$1,181	$1,776	$3,419

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